April 11, 1997


Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Telco Communications Group, Inc., which will be held at Hyatt Fair Lakes, 12777 Fair Lakes Circle, Fairfax, Virginia, on Thursday, May 15, 1997, at 10:30 a.m.

     The Notice of Meeting and the Proxy Statement that follow describe the business to be conducted at the meeting. Management will report on current operations and there will be an opportunity for discussion concerning the Company and its activities.

     Your vote is very important. Whether or not you plan to attend the meeting, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting in the event that you are unable to attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the meeting. If you do plan to be present at the meeting and wish to vote in person, you may withdraw your proxy at that time.

     I hope you can attend and look forward to personally meeting you on May
15th.

                                         Sincerely,




                                         Donald A. Burns
                                         President and Chief Executive Officer

                       TELCO COMMUNICATIONS GROUP, INC.

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        To Be Held May 15, 1997

To the Shareholders of Telco Communications Group, Inc.

NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders (the "Meeting") of Telco Communications Group, Inc. (the "Company") will be held at Hyatt Fair Lakes, 12777 Fair Lakes Circle, Fairfax, Virginia, on Thursday, May 15, 1997, at 10:30 a.m. (local time), with registration beginning at 9:30 a.m., for the following purposes:

     1. To elect two directors as set forth in the accompanying Proxy Statement to hold office for a three-year term, until the Company's annual meeting of shareholders in the year 2000, or until their successors are duly elected and qualified;

     2. To approve the Telco Communications Group, Inc. 1997 Directors Stock Option Plan;

     3. To ratify the selection by the Board of Directors of Deloitte & Touche, LLP as the Company's independent public accountants; and

     4. To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed the close of business on March 18, 1997 as the record date for the purpose of determining shareholders entitled to notice of and to vote at the Meeting or at any postponement or adjournment thereof.

     In order to assure a quorum, it is important that shareholders who do not expect to attend the Meeting in person complete, sign, date and promptly return the enclosed proxy card in the accompanying envelope.

                                        By Order of the Board of Directors,



                                        Bryan K. Rachlin
                                        Secretary

Chantilly, Virginia
April 11, 1997

                     TELCO COMMUNICATIONS GROUP, INC.
                       4219 LAFAYETTE CENTER DRIVE
                       CHANTILLY, VIRGINIA  20151


                          PROXY STATEMENT FOR
                     ANNUAL MEETING OF SHAREHOLDERS

                       To be Held on May 15, 1997

     The enclosed proxy is solicited by the Board of Directors of Telco Communications Group, Inc. (the "Company") for use at the 1997 annual meeting of shareholders to be held at Hyatt Fair Lakes, 12777 Fair Lakes Circle, Fairfax, Virginia, on Thursday, May 15, 1997, at 10:30 a.m. (local time), and at any postponement or adjournment thereof (the "Meeting"). The enclosed proxy, properly executed and received by the Secretary of the Company prior to the Meeting, and not revoked, will be voted in accordance with the directions thereon. If no directions are indicated, the persons named in the enclosed proxy intend to vote: (i) FOR each nominee for election as a director, (ii) FOR approval of the Telco Communications Group, Inc. 1997 Directors Stock Option Plan and (iii) FOR approval of the selection of Deloitte & Touche, LLP as the Company's independent public accountants for 1997.

     The Company's management knows of no matter to be brought before the Meeting which is not referred to in the Notice of Meeting and this Proxy Statement. If, however, any other matter should be presented at the Meeting upon which a vote properly may be taken, the shares represented by the proxy will be voted with respect thereto at the discretion of the person or persons holding such proxy. Proxies may be revoked by shareholders at any time prior to the voting of the proxy by written notice to the Secretary of the Company, by submitting a new proxy to the Secretary of the Company or by personal ballot at the Meeting. Attendance at the Meeting shall not have the effect of revoking a proxy unless the shareholder so attending shall, in writing, so notify the Secretary of the Meeting at any time prior to the voting of the proxy. The first date on which this Proxy Statement and the enclosed form of proxy are being sent to the Company's shareholders is on or about April 11, 1997.

     The holders of a majority of the shares of common stock, no par value ("Common Stock"), entitled to vote at the Meeting, present in person or by proxy, shall constitute a quorum. Abstentions will be considered shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voted for purposes of determining the approval of any matter submitted to shareholders for a vote. If a broker indicates on a proxy that such broker does not have discretionary authority as to certain shares of Common Stock to vote on a particular matter, such shares of Common Stock will not be considered as present and entitled to vote with respect to that matter.

     As of the close of business on March 18, 1997, the record date for determining shareholders entitled to vote at the Meeting, the Company had issued and outstanding 33,062,662 shares of Common Stock, held of record by 2,877 shareholders. Only shareholders of record at the close of business on March 18, 1997 will be entitled to vote at the Meeting. Shareholders do not have cumulative voting rights. Each share of Common Stock is entitled to one vote at the Meeting.

     A listing of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder ten days prior to the date of the Meeting between the hours of 8:00 a.m. and 5:00 p.m. at the offices of the Company located at 4219 Lafayette Center Drive, Chantilly, Virginia 20151.

     The Common Stock is traded on the Nasdaq National Market ("Nasdaq-NMS") under the symbol "TCGX."

                           PROPOSAL NUMBER ONE
                           -------------------

                           ELECTION OF DIRECTORS

     The Company's Board of Directors (the "Board") is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The directors whose terms will expire at the Meeting are Robert W. Ross and Gary L. Nelson, each of whom has been nominated for election at the Meeting as a director to hold office until the annual meeting of shareholders in the year 2000 or until their successors are duly elected and qualified. It is intended that the accompanying proxy will be voted in favor of the two nominees to serve as directors unless the shareholder indicates to the contrary on the proxy. The Board has no reason to believe that either of the nominees will not serve if elected, but if either of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, it is intended that such proxy will be voted for the substitute nominee designated by the Board.

NOMINEES FOR ELECTION AS DIRECTORS

     ROBERT W. ROSS, 55, has been a director of the Company since June 1996. Mr. Ross served as Vice President, International Business Development, of Turner Broadcasting System, Inc. ("TBS") from August 1990 through June 1996. Mr. Ross served as President of Turner International, Inc., a subsidiary of TBS, from September 1994 through July 1996. Since July 1996 he has served as President of SaTeleNet Export, LLC, a telecommunications consulting company.

     GARY L. NELSON, 53, has been a director of the Company since December
1996.   Mr. Nelson was Vice President/General Manager of Sprint's Wholesale
Division from 1992 to 1994. In 1995, Mr. Nelson started and managed a real estate investment company. Mr. Nelson joined

Telwares, Inc., a telecommunications consulting company, as Executive Vice President in the last half of 1996 and continues in that capacity today.

     If a quorum is present at the Meeting, the nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares present in person or by proxy at the Meeting and entitled to vote will be elected directors.

     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE TWO NOMINEES NAMED ABOVE. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THIS PROPOSAL.

     The remainder of the Board constitutes directors whose terms do not expire until the 1998 or 1999 annual meetings of shareholders, and who therefore will not stand for election at the Meeting.

INCUMBENT DIRECTOR - TERM EXPIRING AT THE 1998 ANNUAL MEETING

     THOMAS J. CIRRITO, 48, has served as the President of the Company's Consumer Division since April 1996 and as a director of the Company since June 1996. Mr. Cirrito is a co-founder of Long Distance Wholesale Club ("LDWC") and has served as its president and chief executive officer since its formation in September 1993. From November 1991 through September 1993, Mr. Cirrito served as president and chief executive officer of Telecommunications Associates, Inc., an operator assisted services company. Mr. Cirrito was vice president of marketing/sales with Mid Atlantic Telecom, Inc. ("Mid Atlantic"), a regional long distance carrier based in Washington, D.C. from November 1988 to November 1991.

INCUMBENT DIRECTORS - TERM EXPIRING AT THE 1999 ANNUAL MEETING

     HENRY G. LUKEN, III, 37, a co-founder of the Company, has served as the Chairman of the Board since the Company=s formation in July 1993. Mr. Luken served as the Company's Chief Executive Officer and Treasurer from July 1993 to April 1996. Mr. Luken has also served as chairman of Tel Labs, Inc., a telecommunications billing company ("Tel Labs"), since 1991, and as chairman of Telco Development Group, Inc., a computer systems company owned by Mr. Luken, since 1987, both of which entities he founded.

     DONALD A. BURNS, 33, a co-founder of the Company, has served as Chief Executive Officer and Vice Chairman of the Board since April 1996, and has served as the President and as a director of the Company since its formation in July 1993. Mr. Burns served as the Company's Secretary from July 1993 to April 1996. Prior to joining the Company, Mr. Burns held several positions with Mid Atlantic, including executive vice president and chief operating officer from October 1992 to July 1993 and director of operations from 1988 to October 1992.

COMMITTEES OF THE BOARD; MEETINGS

     The Board met two times in 1996. During 1996, each director attended all Board meetings during the time he was a member of the Board.

     In accordance with the Amended and Restated By-Laws of the Company, the Board recently established an Audit Committee and a Compensation Committee. The Board currently does not have a standing nominating committee.

     AUDIT COMMITTEE. In January 1997, the Board established an Audit Committee, consisting of Messrs. Nelson and Ross. Prior to such time, the entire Board performed the functions which have been delegated to the Audit Committee, including recommending to the Board the engagement of the independent public accountants of the Company and reviewing with the independent public accountants the scope and results of their audits of the Company. The Audit Committee also meets with management and with the Company's independent public accountants to review matters relating to the quality of financial reporting and internal accounting control, including the nature, extent and results of the audits, and otherwise maintains communications between the Company's independent public accountants and the Board. The Audit Committee held its first meeting on February 7, 1997.

     COMPENSATION COMMITTEE. In January 1997, the Board established a Compensation Committee consisting of Messrs. Nelson and Ross. Prior to such time, the entire Board performed the functions which have been delegated to the Compensation Committee, including establishing overall employee compensation policies and reviewing any proposals for major compensation programs, reviewing and approving salary arrangements and other remuneration for executive officers of the Company and reviewing and administering certain benefit plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the Company's initial public offering in August 1996, all members of the Board participated in all compensation deliberations. Since becoming a publicly traded company, the Company has adopted a policy that each of the directors who is also an executive officer of the Company will recuse himself from any Board deliberations regarding and/or affecting his own compensation and the criteria by which he will be evaluated.

     No executive officer of the Company served on any board of directors or compensation committee of any entity other than the Company with which any member of the Board is affiliated.

COMPENSATION OF DIRECTORS

     Directors who are also full-time employees of the Company receive no additional compensation for service as directors. During 1996, nonemployee directors did not receive any compensation from the Company. Commencing in 1997, nonemployee directors will receive an annual fee of $20,000. All directors are reimbursed for out-of-pocket expenses. The Company may, from time to time and in the sole discretion of the Board, grant options to nonemployee directors under the Telco Communications Group, Inc. 1997 Directors Stock Option Plan. This plan has been approved by the Board, but has not yet been approved by the shareholders. The Company is seeking shareholder approval of the Telco Communications Group, Inc. 1997 Directors Stock Option Plan at the Meeting. Please see "Proposal Number Two" below.

BOARD REPORT ON EXECUTIVE COMPENSATION

     This report is not deemed to be "soliciting material" or deemed to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Exchange Act.

     EXECUTIVE COMPENSATION. The Company's executive compensation program is intended to attract, retain and reward experienced, highly motivated executive officers who are capable of effectively leading and continuing the growth of the Company. Officers of the Company are paid salaries in line with their responsibilities and generally comparable to industry standards. Executive officers are also eligible to receive discretionary bonuses upon the achievement of revenue and profit goals established by the Company as an incentive for superior individual, group and corporate performance. Likewise, stock option grants to officers (and other employees) promote success by aligning employee financial interests with long-term shareholder value. Stock option grants are based on various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and prior option grants. Many executive officers are also significant shareholders and/or holders of options to purchase significant amounts of Common Stock. To the extent that the performance of such individual officers translates into an increase in the value of the Common Stock, all shareholders, including such officers, share the benefits.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The Compensation Committee will annually review and approve the compensation of Mr. Burns, the Chief Executive Officer. The Board believes that Mr. Burns is paid a reasonable salary based on the same corporate financial goals as the other officers of the Company. Mr. Burns is also eligible to receive a discretionary bonus awardable upon the achievement of specific revenue and profitability goals for the Company as a whole. In addition, Mr. Burns is a significant shareholder in the Company, and to the extent his performance as Chief Executive Officer translates into an increase in the value of the Common Stock, all shareholders, including him, share the benefits.

     The SEC requires that this report comment upon the Company's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which limits the deductibility on the Company's tax return of compensation over $1 million to any of the named executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's shareholders. The Company's policy with respect to Section 162(m) is to make every reasonable effort to insure that compensation is deductible to the extent permitted, while simultaneously providing Company executives with appropriate awards for their performance. The deductibility limitation outlined by Section 162(m) of the Code is not currently a consideration for the Company because: (i) none of its executives earned sufficient compensation income in 1996 nor are any of the Company's executives anticipated to have sufficient compensation in the near future to be subject to Section 162(m); and (ii) the Company's stock option plans are designed to fall within various safe harbors contained within the Treasury Regulations interpreting Section 162(m) that protect any grants or awards of stock from triggering the Section 162(m) limitation.

                   Submitted by the Board of Directors

                            Donald A. Burns
                            Thomas J. Cirrito
                            Henry G. Luken, III
                            Gary L.  Nelson
                            Robert W. Ross

EMPLOYMENT AGREEMENTS

     On July 10, 1996, the Company entered into employment agreements with each of Messrs. Burns and Luken and Bryan K. Rachlin pursuant to which Mr. Burns has agreed to serve as the Company's Vice Chairman of the Board, President and Chief Executive Officer, Mr. Luken has agreed to serve as the Company's Chairman of the Board and Mr. Rachlin has agreed to serve as Chief Operating Officer, General Counsel and Secretary. The agreements with Messrs. Burns and Luken expire on July 10, 2001 and the agreement with Mr. Rachlin expires on July 10, 1999, in each case unless earlier terminated in accordance with the terms of the respective agreement. The annual base salary under such agreements is reviewed annually but cannot be less than $400,000 for Messrs. Burns and Luken and $375,000 for Mr. Rachlin.

     On April 4, 1996, the Company entered into an employment agreement with Stephen G. Canton, pursuant to which he has agreed to serve as President of the Company's Commercial Division until April 3, 2001, unless earlier terminated in accordance with the agreement. Mr. Canton's annual base salary under the agreement is reviewed annually, but cannot be less than $300,000. Pursuant to the agreement, Mr. Canton also received options to acquire 1,062,500 shares of Common Stock, exercisable at an option price of $7.53 per share over a ten-year period from the date of grant and vesting in one-third increments over the three-year period commencing with the date of the agreement. The agreement provides that all unvested options shall vest immediately upon the occurrence of a "change in control" of the Company (as defined in the agreement).

     On April 15, 1996, the Company entered into an employment agreement with Mr. Cirrito, pursuant to which he has agreed to serve as the President of the Company's Consumer Division until April 15, 1999, unless earlier terminated in accordance with the agreement. Mr. Cirrito's annual base salary under the agreement is reviewed annually, but cannot be less than $375,000.

     Under each of the agreements described above with Messrs. Burns, Luken, Cirrito, Canton and Rachlin, in the event of termination "without cause," the named individual will be entitled to receive termination payments equal to 100% of his base salary for the remainder of the term of the agreement (with a minimum of one year's salary). In addition, Messrs. Burns's, Luken's, Cirrito's, Rachlin's and Canton's agreements contain non-competition covenants which prohibit such individuals for a period of one year (or, as to Mr. Rachlin, six months) following termination of their employment agreements in most circumstances from working for any company that competes with the Company in the United States. The Company will pay each of Messrs. Burns, Luken and Cirrito $1,000,000 in exchange for these non-competition covenants upon termination of the individual's agreement.

AMENDED AND RESTATED 1994 STOCK OPTION PLAN

     In April 1996, the Board adopted and the shareholders of the Company approved the Amended and Restated 1994 Stock Option Plan (the "Stock Option Plan") which provides for the grant to officers, key employees and employee-directors of the Company and its subsidiaries of both "incentive stock options" within the meaning of Section 422 of the Code, and stock options that are non-qualified for federal income tax purposes. The total number of shares for which stock options may be granted pursuant to the Stock Option Plan and the maximum number of shares for which options may be granted to any person is 7,500,000 shares, subject to certain adjustments reflecting changes in the Company's capitalization. In 1996, the Stock Option Plan was administered by the Board. Since the establishment of the Compensation Committee in January 1997, the Stock Option Plan has been and will continue to be administered by the Compensation Committee. The Compensation Committee will determine, among other things, which officers, employees and directors will receive options under the plan, the time when options will be granted, the type of option (incentive stock options, non-qualified stock options or both) to be granted, the number of shares subject to each option, the time or times when the options will become exercisable, and, subject to certain conditions discussed below, the option price and duration of the options. Members of the Compensation Committee will not be eligible to receive discretionary options under the plan, but are entitled to receive options as directors under the Telco Communications Group, Inc. 1997 Directors Stock Option Plan.

     The exercise price of stock options granted pursuant to the Stock Option Plan will be determined by the Compensation Committee, subject to certain limitations as set forth in the Stock Option Plan. The term of the options may not exceed ten years from the date of grant.

     The Compensation Committee has the right at any time and from time to time to amend or modify the Stock Option Plan, without the consent of the Company's shareholders or optionees, subject to certain limitations as set forth in the Stock Option Plan. The expiration date of the Stock Option Plan after which no option may be granted thereunder, is June 12, 2006.

     As of December 31, 1996, options to purchase an aggregate of 4,619,829 shares of Common Stock had been granted under the Stock Option Plan with a total of 2,880,171 shares of Common Stock remaining available for future grants. The options outstanding at December 31, 1996 are exercisable at prices ranging from $0.67 to $18.75 per share. Options to acquire 951,885 shares of Common Stock are exercisable as of March 18, 1997. All options have an exercise period of ten years from the date of grant.

TEL LABS SIMPLIFIED EMPLOYEE PENSION PLAN

     Tel Labs, a wholly owned subsidiary of the Company since the Company's initial public offering in August 1996, has a Simplified Employee Pension Plan ("SEP") which allows employees to defer a portion of their salaries. Employer contributions are optional, and the Board of Directors of Tel Labs will determine annually whether Tel Labs will contribute amounts to the SEP and at what level. The maximum amount that may be contributed annually per SEP participant from a combination of salary deferrals plus Tel Labs optional contributions is $22,500. The Company does not have a similar plan for any of its other employees.

EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth the cash and non-cash compensation for 1995 and 1996 for the Chief Executive Officer and each of the Company's next four most highly compensated executive officers whose compensation exceeded $100,000 (hereinafter, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE(1)

                                                                Long-Term
                                Annual Compensation        Compensation Awards
                                --------------------        ------------------

                                                                     Securities
                                                                     ----------
Name of Individual                                      Other Annual Underlying  All Other
------------------                                      ------------ ----------  ---------
and Principal Position    Year    Salary($)   Bonus ($) Compensation Options (#)Compensation
----------------------    ----    ---------   --------  ------------ ---------- ------------
Henry G. Luken, III       1996    $743,240(2)  $220,000    $ 13,755(5)        0        $330
Chairman of the Board     1995     835,327      300,000      22,400(5)        0           0

Donald A. Burns
President and Chief       1996    $403,928(3)  $220,000           0            0        $270
Executive Officer         1995     397,533(3)   300,000           0            0           0

Bryan K. Rachlin
Chief Operating Officer,
Secretary and General     1996    $238,428(4)  $327,520(4) $ 22,500(5)    76,532(6)   $8,320
Counsel                   1995     450,355(4)         0      22,500(5)         0           0

Thomas J. Cirrito
President-Consumer        1996    $378,579(7)  $206,250    $274,506(8)         0      $4,670
Division                  1995     274,507(7)         0     257,661(8)         0           0

Stephen G. Canton
President-Commercial      1996    $259,849     $165,000           0    1,062,500      $2,243
Division                  1995           0            0           0            0           0

-------------------------------------

(1) Includes compensation paid by the Company and its subsidiaries, including LDWC. The figures also include compensation paid by Tel Labs which became a wholly owned subsidiary of the Company upon the completion of the Company=s initial public offering in August 1996.

(2) Mr. Luken's salary includes amounts paid by Tel Labs prior to the Company's acquisition of Tel Labs in the amounts of $135,323 and $424,017 for 1996 and 1995, respectively.

(3)   Mr. Burns's annual salary was adjusted to $400,000 in 1996.

(4) Mr. Rachlin's salary includes amounts paid by Tel Labs prior to the Company's acquisition of Tel Labs in the amounts of $47,248 and $440,355 for 1996 and 1995, respectively. Included in the 1996 bonus for Mr. Rachlin was $121,270 paid by Tel Labs.

(5) Represents deferred compensation payable by Tel Labs under the Tel Labs Simplified Employee Pension Plan.

(6) In October 1995, Mr. Rachlin was granted options to purchase two shares of LDWC common stock at an exercise price of $181,060.77 per share, exercisable for a period of ten years. In connection with the Company's acquisition of the minority interest in LDWC, such LDWC options were automatically converted into options to purchase a total of 102,043 shares of Common Stock at an exercise price of $3.55 per share, with an exercise period expiring on October 1, 2005. Options to purchase 76,532 shares vested in January 1996 and the remaining options vested in January 1997.

(7)   Mr. Cirrito's annual salary was adjusted to $375,000 in 1996.

(8)   Represents accrued deferred compensation payable by LDWC.

OPTION GRANTS IN FISCAL YEAR 1996

     The following table sets forth information with respect to options granted during 1996 to each of the Named Executive Officers. As of December 31, 1996, no stock appreciation rights ("SARs") were outstanding.

                                OPTION GRANTS IN LAST FISCAL YEAR

                                   Individual Grants
                                   -----------------
                                                                  Potential Realizable Value
                                                                  of Assumed Annual Rates of
                                                                  Stock Price Appreciation
                   Number of   Percent of                               for Option Term
                   Securities  Total Options                       -------------------------
                   Underlying  Granted to        Exercise or
                   Options     Employees in      Base Price   Expiration
Name               Granted (#) Fiscal Year(1)    Per Share($)   Date        5%         10%
----               ----------- ---------------   ------------ ----------- ------   -------
Henry G. Luken III   0              -                 -             -         -          -
Donald A. Burns      0              -                 -             -         -          -
Bryan K. Rachlin     0              -                 -             -         -          -
Thomas J. Cirrito    0              -                 -             -         -          -
Stephen G. Canton 1,062,500       42.8%             $7.53       4/4/2006    5,031,550 $12,750,936
_____________________________

(1) The Company granted options to purchase a total of 2,482,000 shares of Common Stock in 1996.

(2) Represents amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Common Stock over the terms of the options. These assumptions do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, on the stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

OPTION EXERCISES AND VALUES FOR FISCAL YEAR 1996

     The following table sets forth certain information concerning the exercise of stock options, the number of unexercised options, and the value of unexercised options at December 31, 1996 for the Named Executive Officers. Value is considered to be, in the case of exercised options, the difference between the exercise price and the market price on the date of exercise and, in the case of unexercised options, the difference between the exercise price and the market price on December 31, 1996.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR END OPTION VALUES


                                      Number of Securities
                 Shares               Underlying Unexercised     Value of Unexercised
                 Acquired             Options at December 31,    In-the-Money Options
                 on Exer-   Value     1996                       at December 31, 1996($)
Name             cise(#)  Realized($)(Exercisable/Unexercisable)(Exercisable/Unexercisable)(1)
----             -------- ----------- -------------------------- -------------------------------
Henry G. Luken, III  -       -                     -                         -

Donald A. Burns      -       -                     -                         -

Bryan K. Rachlin    649,198 $4,604,554      51,021/25,511           $711,743/$355,878

Thomas J. Cirrito    -       -                      -                        -

Stephen G. Canton    -       -              0/1,062,500              0/$10,593,125

(1) Options are "in the money" if the fair market value of the underlying securities exceeds the exercise price of the options. The amounts set forth represent the difference between $17.50 per share, the market value of the Common Stock at December 31, 1996 (as determined by the Board) issuable upon exercise of options, and the exercise price of the option, multiplied by the applicable number of shares underlying the options. Such fair market value has been adjusted to reflect the pro forma effect of the stock split and the reorganization of the Company effected in 1996.

PERFORMANCE GRAPH

     The SEC requires that the Company include in this Proxy Statement a line-graph presentation comparing its cumulative shareholder returns, on an indexed basis, with a broad equity market index and a published industry or
line-of-business  index.   The  following  graph compares the cumulative total
shareholder return on the Common Stock against the cumulative total return of the Center for Research in Security Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (which includes all U.S. stocks traded on The Nasdaq National Market and Nasdaq Small-Cap Market) and the CSRP Total Return Index for Nasdaq Telecommunications Stocks for the period beginning with the initial issuance of the Common Stock on August 9, 1996 and ending on December 31, 1996, assuming the reinvestment of all dividends throughout the period shown, and assuming the value of the investment in the Company and in each Index was $100 on August 9, 1996. The CSRP Total Return Index for Nasdaq Telecommunications Stocks includes all telecommunications companies whose stocks trade on The Nasdaq National Market and the Nasdaq Small-Cap Market. The Company will provide to any shareholder upon request the names of the companies whose stocks comprise such index.

[Performance Graph Comparing the Monthly Return of Telco Communications Group, Inc. to the CRSP Total Return Index for the Nasdaq Stock Market and the CRSP Total Return Index for Nasdaq Telecommunications Stocks for the period beginning with the initial issuance of the Common Stock on August 9, 1996 and ending on December 31, 1996.]

                            COMPARISON OF TOTAL MONTHLY RETURNS (IN DOLLARS)


CRSP Total
Returns Index for:               8/09/96   8/30/96  9/30/96   10/31/96  11/29/96 12/31/96
------------------               -------   -------  -------   --------  -------- --------
Telco Communications Group, Inc. 100.0      104.8    129.3     113.5     114.0     122.3
Nasdaq Stock Market              100.0      100.2    107.9     106.7     113.3     113.2
  (US Companies)
Nasdaq Telecommunications Stocks 100.0       99.4    102.4      98.2     99.8      102.5

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth certain information regarding the ownership of the shares of Common Stock as of March 18, 1997 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Named Executive Officers,
(iii) each director of the Company and (iv) all directors and executive officers of the Company as a group.

                              Number of Shares       Percentage of Outstanding
Beneficial Owner            Beneficially Owned(1)    Shares Beneficially Owned
----------------            -----------------------  -------------------------
Donald A. Burns                 7,406,109                       22.4%
Henry G. Luken, III             6,517,831                       19.7
Gold & Appel Transfer, S.A.     6,232,403                       18.9
Thomas J. Cirrito               4,717,868(2)                    14.3
Bryan K. Rachlin                1,073,231(3)                     3.2
Stephen G. Canton                 354,167(4)                     1.1
Gary L. Nelson                        1,000                         *
Robert W. Ross                          500                         *
All Directors and Executive
 Officers as a Group
(ten persons, including
 those named above)             21,157,414(5)                    61.6

* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of March 18, 1997 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of ownership of any other person. Except as otherwise indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as owned by them.

(2) Does not include 102,042 shares held by Mr. Cirrito's son, Michael Cirrito, and 102,042 shares held by Mr. Cirrito's daughter, Nicole Cirrito, as to which Mr. Cirrito disclaims beneficial ownership. All shares are held by Cirrito-I, Limited, a Texas limited partnership.

(3)    Includes options to acquire 76,532 shares.

(4)    Includes options to acquire 354,167 shares.

(5)    Includes options to acquire 1,306,112 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following is a summary of certain transactions among the Company and its directors, executive officers and certain of its current shareholders and related persons:

     LDWC ACQUISITION. Pursuant to an Agreement dated April 1, 1996, the Company acquired the remaining 44.4% minority interest in LDWC in a transaction in which all of the LDWC shares held by Mr. Cirrito and his two children were exchanged for a total of 5,102,125 shares of Common Stock and LDWC became a wholly owned subsidiary of the Company. In connection with such transaction, all outstanding options under the LDWC stock option plan were converted into options to purchase a total of 291,842 shares of Common Stock under the Company's Stock Option Plan and the LDWC stock option plan was terminated. Such options have exercise prices ranging from $0.67 to $3.55 per share. As part of such conversion, Mr. Rachlin, the Chief Operating Officer, Secretary and General Counsel of the Company, received options to purchase 102,043 shares of Common Stock having an exercise price of $3.55 per share.

     TEL LABS. Pursuant to a Share Exchange Agreement dated as of June 1, 1996, concurrently with the completion of the initial public offering of the Company in August 1996, Tel Labs became a wholly owned subsidiary of the Company, and the Tel Labs shareholders received an aggregate of 593,334 shares of Common Stock in exchange for all of their shares in Tel Labs. The Tel Labs exchange ratio was negotiated between the principals of each company. Mr. Luken exchanged 600 shares of Tel Labs common stock for 377,334 shares of the Company's Common Stock, Mr. Rachlin exchanged 250 shares of Tel Labs common stock for 135,000 shares of the Company's Common Stock, Michael Cheng exchanged 100 shares of Tel Labs common stock for 54,000 shares of the Company's Common Stock, and Kevin Yang exchanged 50 shares of Tel Labs common stock for 27,000 shares of the Company's Common Stock. The difference between the exchange ratio for Mr. Luken's shares and the exchange ratio for the other Tel Labs' shareholders represents a control premium which the former Tel Labs' shareholders agreed to convey to Mr. Luken. Prior to the Company's acquisition of Tel Labs, Telco Development Group of Delaware, Inc. ("Telco Delaware") was eighty percent (80%) owned by the Company and twenty percent (20%) owned by Tel Labs. As a result of the Tel Labs share exchange described above, Telco Delaware became a wholly owned subsidiary of the Company.

     The Company purchases call translation and rating data process on a month-to-month basis from Tel Labs. The Company paid a total of $751,382 for these services for the year ended December 31, 1996.

     LEASES OF REAL PROPERTY FROM AFFILIATE OF SHAREHOLDER. The Company leases a portion of its corporate headquarters office space and its Chattanooga, Tennessee switch site from Bricks in the Sticks, Ltd., a company controlled by Mr. Luken. The lease for the Company's headquarters space expires on July 31, 1999 and the lease for the Chattanooga, Tennessee switch site expires February, 1999. The Company paid total rent of $221,868 for these facilities for the year ended December 31, 1996. The headquarters lease provides for a 4% rent increase and the switch lease provides for a $1 per square foot increase for each year of the lease term.

     PURCHASE OF COMPUTER EQUIPMENT AND SUPPORT FROM COMPANY AFFILIATED WITH SHAREHOLDER. The Company purchased computer equipment and support on a month-to-month basis from Telco Development, a company owned by Mr. Luken until May, 1996. The Company paid $229,100 for these services for the year ended December 31, 1996.

     TRANSACTIONS WITH ESPRIT TELECOM, LTD. Esprit Telecom, Ltd. ("Esprit"), a corporation in which Gold & Appel Transfer S.A. is a minority shareholder, is a provider of international long distance service. Esprit and the Company purchase long distance service from one another, and Esprit purchases billing services from Tel Labs. The Company paid Esprit $3,016,357 and Esprit paid the Company $3,688,787 for transmission services during the year ended December 31, 1996. Esprit paid Tel Labs $371,590 for billing services during the year ended December 31, 1996.

     LOANS TO CERTAIN EXECUTIVE OFFICERS. The Company made loans to two executive officers in conjunction with the exercise of stock options. Natalie Marine-Street, the Company's Executive Vice President, was loaned approximately $298,500 in connection with the exercise of options to purchase 169,575 shares. Mr. Rachlin was loaned approximately $283,500 in connection with the exercise of options to purchase 649,198 shares. Each of the loans was made at the lowest interest rate permitted by law.

SECTION 16(A) DISCLOSURE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC and the NASDAQ initial reports of beneficial ownership and changes in beneficial ownership of Common Stock. Such persons are also required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company as to transactions for which reports are required, all Section 16(a) filing requirements applicable to such individuals were complied with in 1996, except that the Form 3 filed for Gold & Appel Transfer, S.A. in connection with the Company's initial public offering was filed less than two weeks late and Gary
L. Nelson, who became a director on December 26, 1996, filed his Form 3 in connection with such event approximately one month late.

                             PROPOSAL NUMBER TWO

               APPROVAL OF 1997 DIRECTORS STOCK OPTION PLAN

     The Board believes that ownership of Common Stock by nonemployee directors supports the maximization of long-term shareholder value by aligning the interests of directors with those of shareholders. The Telco Communications Group, Inc. 1997 Directors Stock Option Plan (the "Director Stock Plan") is designed to facilitate the ownership of Common Stock by nonemployee directors. There are currently two nonemployee directors serving as members of the Board. The Director Stock Plan was approved by the Board on March 21, 1997, subject to shareholder ratification and approval. The purpose of the Director Stock Plan is to promote the long-term growth of the Company by enhancing its ability to attract and retain highly qualified and capable directors with diverse backgrounds and experience and by increasing the proprietary interest of directors in the Company. A description of the material terms of the Director Stock Plan follows. This description is qualified in its entirety by reference to the complete Director Stock Plan, which is attached hereto as Exhibit A and is incorporated herein by reference.

     Under the Director Stock Plan, the Board is given the authority to grant options to purchase Common Stock to certain directors who are both "Disinterested Persons" and "outside directors", as defined in the Director Stock Plan. A maximum of 1,000,000 shares of Common Stock will be available for the grant of options under the Director Stock Plan, subject to adjustment in the event of stock splits, stock dividends or changes in corporate structure affecting the Common Stock. The maximum number of shares of Common Stock for which any one person may be granted options under the Director Stock
Plan is 200,000 shares.   To the extent an option granted under the Director
Stock Plan expires or is terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such option will be available for awards under the Director Stock Plan. In addition, to the extent shares are delivered to pay all or a portion of an option exercise price, such shares will become available for awards under the Director Stock Plan. The Company is unable to determine the amount of any awards which may be granted under the Director Stock Plan.

     The exercise price per share of all options granted under the Director Stock Plan will be as determined by the Board, but may not be less than the "Fair Market Value" (as defined in the Director Stock Plan) of the Common Stock on the date of the option grant. Options granted under the Director Stock Plan will be exercisable over a period of ten years. Options may be exercised in cash or, with the approval of the Compensation Committee, in shares of Common Stock having a Fair Market Value in the aggregate equal to the exercise price of the options being exercised, or in a combination of cash and such shares. The Board may place restrictions upon the Common Stock issued under the Director Stock Plan, including, but not limited to, limitations on transferability that may constitute substantial risks of forfeiture. Options granted under the Director Stock Plan are not transferable other than upon the death of the optionee.

During the optionee=s lifetime, options may be exercised only by the optionee. As of March 28, 1997, the closing price of the Common Stock on the Nasdaq National Market was $19.88.

     Options may be granted pursuant to the Director Stock Plan for a period of ten years from the date on which the Director Stock Plan was adopted by the Board, which date was March 21, 1997. Pursuant to the terms of the Director Stock Plan, it may be suspended, terminated, modified or amended from time to time by the Board.

     The options granted pursuant to the Director Stock Option will be treated as nonqualified stock options that do not have a readily ascertainable fair market value under Section 83 of the Code. The director recipients of such options will not recognize income upon the granting of the options, but instead will recognize income when they exercise the options. The amount of income recognized by the director recipients upon exercise will equal the difference between the amount the director recipient pays for the stock under the terms of the option and the fair market value of such stock at the time of exercise. This income will constitute compensation income and will be taxed to the director recipient at ordinary income tax rates. When the director ultimately sells the stock received pursuant to the exercise of options, he/she will recognize capital gain (or loss) equal to the amount of appreciation (depreciation) in the stock between the time of exercise and the time of sale.

     For tax purposes, the Company will be entitled to a deduction at the time the options are exercised equal to the difference between the amount the director recipient pays for the stock under the terms of the option and the fair market value of such stock at the time of exercise. For book purposes, the Company will be required to deduct from income the difference between the exercise price of the option and the fair market value of the underlying stock at the time of the grant. In order to avoid any negative impact on earnings, the Company intends to ensure that all options granted pursuant to the Director Stock Plan will have an exercise price equal to the fair market value of the underlying stock on the date of grant.

     The $1,000,000 limitation on deductions for executive compensation contained in Section 162(m) of the Code is not implicated by the granting or exercise of options pursuant to the Director Stock Plan because the directors covered by the Director Stock Plan are not employees of the Company.

     The affirmative vote of a majority of the Common Stock represented at the Meeting and entitled to vote is required for approval of the proposal.

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE DIRECTOR STOCK PLAN. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR APPROVAL OF THE DIRECTOR STOCK PLAN.

                            PROPOSAL NUMBER THREE

        RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon recommendation of the Audit Committee, the Board proposes and recommends that the shareholders ratify the selection of the firm of Deloitte & Touche, LLP, which served as the Company's independent public accountants during 1996, to serve as independent public accountants of the Company for 1997. Unless otherwise directed by the shareholders, proxies will be voted for approval of the selection of Deloitte & Touche, LLP as the independent public accountants of the Company for 1997. A representative of Deloitte & Touche, LLP will attend the Meeting, and will have an opportunity to make a statement if he or she so desires and to respond to appropriate questions.

    The affirmative vote of a majority of the Common Stock represented at the Meeting and entitled to vote is required for approval of the proposal.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1997. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THIS PROPOSAL.

                   DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     Any proposal of a shareholder intended to be presented at the Company's 1998 annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting on or before December 9, 1997.

                              MISCELLANEOUS

     The Company will bear all of the costs of the solicitation of proxies for use at the Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company, who will undertake such activities without additional compensation. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of Common Stock held of record by such persons and entities and will be reimbursed for their reasonable expenses incurred in connection with forwarding such material.

     Shareholders who do not expect to attend in person are urged to sign, date and return the enclosed proxy in the envelope provided. In order to avoid unnecessary expense, we ask your cooperation in mailing your proxy promptly, no matter how large or how small your holdings may be. As of the date of this Proxy Statement, management had no knowledge of any business, other than that described herein, which will be presented for consideration at the Meeting. In the event any other business is properly presented at the Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

                                   By Order of the Board of Directors,


                                   Bryan K. Rachlin
                                   Secretary

                                  EXHIBIT A


                         TELCO COMMUNICATIONS GROUP, INC.
                         1997 DIRECTORS STOCK OPTION PLAN



I.   PURPOSE

     This 1997 Directors Stock Option Plan for Telco Communications Group, Inc. (the "Company") is intended to provide incentive to directors of the Company by providing those persons with opportunities to purchase shares of the Company's Common Stock under certain stock options.

II.     DEFINITIONS

     Except as otherwise expressly provided herein or unless the context otherwise requires, as used in this Plan, the following words and phrases will have the meanings set forth in this Section II.

     A.     "Board" will mean the Board of Directors of the Company.

     B.     "Code" will mean the Internal Revenue Code of 1986, as amended.

     C. "Common Stock" will mean the Common Stock, no par value, of the Company.

     D. "Company" will mean Telco Communications Group, Inc., which has established this Plan.

     E. "Disinterested" will mean disinterested within the meaning of any applicable regulatory requirements, including Rule 16b-3, as amended from time to time, as promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended from time to time.

     F.     "Fair Market Value" per share as of a particular date will mean
            (i) the closing sales price per share of Common Stock on the principal national securities exchange, if any, on which the Common Stock will then be listed for the last preceding date on which there was a sale of such Common Stock on such exchange, or
            (ii) if the Common Stock is not then listed on a national securities exchange, the last sales price per share of Common Stock entered on a national inter-dealer quotation system for the last preceding date on which there was a sale of such Common Stock on such national inter-dealer quotation system, or (iii) if no closing or last sales price per share of Common Stock is entered on a national inter-dealer quotation system, the average of the closing bid and asked prices for the Common Stock in the over-the-counter market for the last preceding date on which there was a quotation for such Common Stock in such market or (iv) if no price can be determined under the preceding alternatives, then the price per share as determined by the Board in good faith.

     G. "Option" will mean any option, including any SAR, issued pursuant to this Plan.

     H. "Optionee" will mean any person to whom an Option is granted under this Plan.

     I.     "Plan" will mean this 1997 Directors Stock Option Plan.


III.     GENERAL ADMINISTRATION

     A. The Plan will be administered by the Board. The Board will have the authority in its discretion, subject to the terms and conditions hereof, to administer this Plan and to exercise all the powers and authorities either specifically granted to it hereunder or that are necessary or that are advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the purchase price of shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Options will be granted; to determine the number of shares of Common Stock to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to determine the terms and provisions of the Option agreements (which need not be identical) entered into in connection with Options granted under the Plan ("Option Agreements").

     B. No member of the Board will be liable for any action taken or determination made in good faith with respect to this Plan or any Option granted hereunder.

IV.     ELIGIBILITY

     Options may be granted to any director of the Company who is both a Disinterested person as well as an "outside director" within the meaning of Treasury Regulation section 1.162-27(e)(3)(i). In determining from time to time the directors to whom Options will be granted and the number of shares of Common Stock to be covered by each Option, the Board will consider the duties of the directors, their present and potential contributions to the success of the Company, and such other factors as the Board will deem relevant in connection with accomplishing the purposes of the Plan.

V.     STOCK

     A. The stock subject to the Options will be shares of Common Stock. Such shares may, in whole or in part, be authorized but unissued shares contributed directly by the Company or shares which will have been or which may be acquired by the Company. The aggregate number of shares of Common Stock for which Options may be granted from time to time under this Plan will be 1,000,000 shares, subject to adjustment as provided in Section VI. G. hereof. The maximum number of shares of Common Stock for which any one person may be granted Options under the Plan is 200,000 shares.

     B. If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option will (unless this Plan will have been terminated) become available for subsequent grants of Options hereunder.

VI.     TERMS AND CONDITIONS OF OPTIONS

     Each Option granted pursuant to this Plan will be evidenced by one or more Option Agreements in such forms as the Board may from time to time approve. Options will comply with and be subject to the following terms and conditions:

     A.     Option Price.   Each Option will state the Option Price. The
            ------------
            Option Price will not be less than the Fair Market Value of the shares of Common Stock on the date of grant of the Option. The Option Price will be subject to adjustment as provided in Section
            VI. G. hereof. The date on which the Board adopts a resolution expressly granting an Option will be considered the day on which such Option is granted.

     B.     Restrictions.   Any Common Stock issued under this Plan may
            ------------
            contain restrictions and limitations including, but not limited to, limitations on transferability that may constitute substantial risks of forfeiture, as the Board may determine.

     C.     Value of Shares.  Options may be granted to any eligible person
            ---------------
            for shares of Common Stock of any value.

     D.     Medium and Time of Payment.  The Option Price will be paid in
            --------------------------
            full, at the time of exercise, in cash or, with the approval of the Board, in shares of Common Stock having a Fair Market Value in the aggregate equal to such Option Price or in a combination of cash and such shares.

     E.     Term and Exercise of Options.  Options will be exercisable over a
            ----------------------------
            period of ten (10) years.

     F.     Nontransferability of Options.  Options granted under this Plan
            -----------------------------
            are not transferable other than by will or by the laws of descent and distribution, and, during Optionee's lifetime, Options may be exercised only by the Optionee.

     G.     Effect of Certain Changes.
            -------------------------

            1. If there is any change in the number of shares of Common Stock through the declaration of stock dividends, recapitalization resulting in stock splits, or combinations or exchanges of such shares, then the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options, and the Option Price of such Options will be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment will be eliminated.

            2. In the event of a proposed dissolution or liquidation of the Company, each Option granted under this Plan will terminate as of a date to be fixed by the Board, provided, however, that each Optionee will have the right, immediately prior to such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options would not otherwise be exercisable.

            3. In the event of any merger, consolidation or reorganization of the Company, the Board will promptly make an appropriate adjustment to the number and class of shares of Common Stock available for Options, and to the amount and kind of shares or other securities or property receivable upon exercise of any outstanding Options after the effective date of such transaction, and the price thereof (subject to the limitations of Section 424 of the Code), to preserve each Optionee's proportionate interest therein and to preserve unchanged the aggregate Option Price.

            4. In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares without par value into the same number of shares with a par value or, if such shares have a par value, then with a different par value, the shares resulting from any such change will be deemed to be Common Stock within the meaning of the Plan.

            5. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments will be made by the Board, whose determination in that respect will be final, binding and conclusive.

            6. Except as expressly provided in this Section VI. G., the Optionee will have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation, and any issue by the Company of shares of stock of any class, or securities convertible into or exchangeable for shares of stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number or Option Price of shares of Common Stock subject to an Option. The grant of an Option pursuant to this Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets.

     H.       Rights as a Shareholder.   An Optionee or a transferee of an
              -----------------------
              Option will have no rights as a shareholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate to such Optionee for such shares. No adjustments will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section VI. G. hereof.

     I.       Other Provisions.  The Option Agreements authorized under this
              ----------------
              Plan will contain such other provisions, including, without limitation, the imposition of restrictions upon the exercise of an Option, as the Board will deem advisable, including provisions with respect to compliance with federal and applicable state securities laws.

VII.     AGREEMENT BY OPTIONEE REGARDING WITHHOLDING TAXES

         A. No later than the date of exercise of any Option granted hereunder, the Optionee will pay to the Company or make arrangements satisfactory to the Board regarding payment of any federal, state and/or local taxes of any kind required by law to be withheld upon the exercise of such Option, and

         B. The Company will, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any federal, state and/or local taxes of any kind required by law to be withheld upon the exercise of such Option.

     VIII.     TERM OF PLAN

     Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the date on which this Plan is adopted by the
Board.

IX.     AMENDMENT AND TERMINATION OF THE PLAN

     The Board may at any time and from time to time suspend, terminate, modify or amend this Plan.


Adopted by the Board of Directors on               , 1997.
                                     --------- ----


Attest:


-------------------------------     -------------------------------
Secretary

                  PROXY FOR ANNUAL MEETING OF THE SHAREHOLDERS OF
                        TELCO COMMUNICATIONS GROUP, INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned shareholder hereby appoints Bryan K. Rachlin and Donald
A. Burns, and each of them, with full power of substitution, as proxies to vote all shares in the Company which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at Hyatt Fair Lakes, 12777 Fair Lakes Circle, Fairfax, Virginia on May 15, 1997 at 10:30 a.m. (local time) and at any postponement or adjournment thereof, with the effect and as if the undersigned were personally present and voting upon the matters set forth in this proxy card.
------------------------------------------------------------------------------
[X]     Please mark your votes as
        indicated in this example

1.   To elect the two nominees listed below as Directors:

                            For          Withhold     For All Except
     Robert W. Ross         [ ]            [ ]             [ ]
     Gary L. Nelson         [ ]            [ ]             [ ]

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space below:

     -----------------------------------

2. Proposal to approve the Telco Communications Group, Inc. 1997 Directors Stock Option Plan.

          For [ ]             Against   [ ]            Abstain  [ ]


3. Proposal to ratify the selection by the Board of Directors of Deloitte & Touche, LLP as the Company's independent public accountants.

          For [ ]             Against   [ ]            Abstain  [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

     PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (1) FOR THE NOMINATED DIRECTORS, (2) FOR APPROVAL OF THE DIRECTORS STOCK OPTION PLAN, (3) FOR RATIFICATION OF THE BOARD'S SELECTION OF DELOITTE & TOUCHE, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS AND (4) FOR OR AGAINST ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY HOLDERS.

     Signature(s)                                      Date
                 -----------------------------------       ----------------

     IMPORTANT-- PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.